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                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

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                  PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 12, 1999

                                  by and among

                        PACKAGING CORPORATION OF AMERICA,

                                       and

                          J. P. MORGAN SECURITIES INC.

                                       and

                           BT ALEX.BROWN INCORPORATED

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      This Preferred Stock Registration Rights Agreement (this "Agreement") is made and entered into as of April 12, 1999, by and among Packaging Corporation of America, a Delaware corporation (the "Company") and J. P. Morgan Securities Inc. and BT Alex.Brown Incorporated (each an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010 (including all additional shares of Preferred Stock issued in lieu of payment of cash dividends in accordance with the terms of the Certificate of Designations (as defined), the "Preferred Stock") pursuant to the Purchase Agreement (as defined below).

      This Agreement is made pursuant to the Purchase Agreement, dated March 30, 1999 (the "Purchase Agreement"), by and among the Company, the guarantors listed on the signature pages thereto and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Preferred Stock, the Company has agreed to provide the registration rights set forth in this Agreement. Pursuant to the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations") relating to the Preferred Stock and the New Preferred Stock (as defined in Section 1 herein) and under the terms of the Purchase Agreement, all outstanding shares of Preferred Stock may under certain conditions and at the Company's option be exchanged for the Company's 12 3/8% Senior Subordinated Exchange Debentures due 2010 (including all additional shares of Exchange Debentures issued in lieu of payment of cash interest in accordance with the terms of the Exchange Indenture (as defined), the "Exchange Debentures").

      The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Certificate of Designations, with respect to the Preferred Stock, and in the indenture dated April 12, 1999 (the "Exchange Indenture"), by and between the Company and United States Trust Company of Texas, N.A., as trustee (the "Exchange Trustee"), relating to the Exchange Debentures and the New Exchange Debentures (as defined in Section 1 herein).

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Affiliate: As defined in Rule 144 of the Act.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized or ordered to close.

      Closing Date: The date hereof.

      Commission: The Securities and Exchange Commission.

      Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Debentures, the New Exchange Debentures, to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of

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such Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar of (i) New Preferred Stock under the Certificate of Designations, to be registered in the same aggregate liquidation preference as the aggregate liquidation preference of the Preferred Stock tendered by the Holders thereof pursuant to the Exchange Offer, or (ii) if the Preferred Stock has been exchanged for Exchange Debentures, New Exchange Debentures under the Exchange Indenture, to be registered in the same aggregate principal amount as the aggregate principal amount of the Exchange Debentures tendered by the Holders thereof pursuant to the Exchange Offer.

      Debentures: The Exchange Debentures and the New Exchange Debentures.

      Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Offer: The exchange and issuance by the Company of (a) an aggregate liquidation preference of New Preferred Stock (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding aggregate liquidation preference of Preferred Stock that is tendered by such Holders in connection with such exchange and issuance, or (b) if the Preferred Stock has been exchanged for Exchange Debentures, a principal amount of New Exchange Debentures (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Exchange Debentures that are tendered by such Holders in connection with such exchange and issuance.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

      Holder: As defined in Section 2 hereof.

      Indemnified Holder: As defined in Section 8(a) hereof.

      Indemnified Person: As defined in Section 8(c) hereof.

      Indemnifying Person: As defined in Section 8(c) hereof.

      Liquidated Damages: As defined in Section 5 hereof.

      New Exchange Debentures: The Company's 12 3/8% Senior Subordinated Exchange Debentures due 2010 to be issued pursuant to the Exchange Indenture (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof and including, without limitation, all additional New Exchange Debentures issued in lieu of payment of cash interest in accordance with the terms of the Exchange Indenture.

      New Preferred Stock: The Company's 12 3/8% Senior Exchangeable Preferred Stock due 2010 to be issued pursuant to the Certificate of Designations (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof and including, without limitation, all additional shares of New Preferred Stock issued in lieu of payment of dividends in accordance with the terms of the Certificate of Designations.


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      Person: An individual, partnership, limited liability company, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Recommencement Date: As defined in Section 6(d) hereof.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of the Company relating to (a) an offering of New Preferred Stock or New Exchange Debentures pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Rule 144: Rule 144 promulgated under the Act.

      Shelf Registration Statement: As defined in Section 4 hereof.

      Stock: The Preferred Stock and the New Preferred Stock.

      Suspension Notice: As defined in Section 6(d) hereof.

      TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

      Transfer Agent: United States Trust Company of New York.

      Transfer Restricted Securities: Each share of Stock or Debenture, as the case may be, until the earliest to occur of (a) the date on which such share of Stock or such Debenture is exchanged in an Exchange Offer for a share of New Preferred Stock or a New Debenture, as the case may be, that is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) the date on which such share of Stock or such Debenture, as the case may be, has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such share of Stock or such Debenture, as the case may be, is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by an Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein) or (d) the date on which such share of Stock or such Debenture, as the case may be, is distributed to the public pursuant to Rule 144 under the Act.

SECTION 2. HOLDERS

      A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER


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      (a) Unless the Exchange Offer shall not be permitted by applicable federal law or policy of the Commission (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall use all commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to the date that is 60 days after the Closing Date (such 60th day being the "Filing Deadline"), (ii) use all commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to the date that is 150 days after the Closing Date (such 150th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and
(C) cause all necessary filings, if any, in connection with the registration and qualification of the New Preferred Stock or the New Exchange Debentures, as the case may be, to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use all commercially reasonable efforts to commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Preferred Stock or the New Exchange Debentures, as the case may be, to be offered in exchange for the Preferred Stock or the Exchange Debentures, respectively, that are Transfer Restricted Securities and to permit resales of New Preferred Stock or New Exchange Debentures, as the case may be, by any Broker-Dealer that tendered into the Exchange Offer for Preferred Stock or Exchange Debentures, respectively, that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Preferred Stock or, if issued in exchange therefor, Exchange Debentures acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

      (b) The Company shall use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Preferred Stock or, if issued in exchange therefor, the New Exchange Debentures, and the Notes shall be included in the Exchange Offer Registration Statement. The Company shall use all commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to the date that is 30 Business Days after the Exchange Offer Registration Statement has become effective, or longer, if required by the federal securities laws.

      (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that (i) any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any New Preferred Stock or New Exchange Debentures, as the case may be, received by such Broker-Dealer in the Exchange Offer and (ii) the Prospectus contained in the Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.


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      To the extent necessary to ensure that the Exchange Offer Registration
Statement is available for sales of New Preferred Stock or New Exchange Debentures, as the case may be, by Broker-Dealers, the Company agrees to use all commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall promptly provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or policy of the Commission (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) any Holder of Transfer Restricted Securities shall notify the Company in writing within 20 Business Days following the Consummation of the Exchange Offer that (A) upon advice of counsel such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the New Preferred Stock or New Exchange Debentures, as the case may be, acquired by it in the Exchange Offer to the public without delivering a prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Preferred Stock or, if issued in exchange therefor, Exchange Debentures acquired directly from the Company or any of its Affiliates, then the Company shall:

      (x) use all commercially reasonable efforts to cause to be filed, on or prior to 60 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities of Holders which shall have provided the information required pursuant to
Section 4(b) hereof, and

      (y) use all commercially reasonable efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Filing Deadline (such 120th day the "Effectiveness Deadline").

      If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or policy of the Commission (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause (y).

      The Company shall use all commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate


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when all Transfer Restricted Securities covered by such Shelf Registration
Statement have been sold pursuant thereto.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information (it being understood that Liquidated Damages shall cease to accrue for the benefit of any Holder who fails to provide such information). Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

      If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv) subject to
Section 6(c)(i) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then, subject to Section 4(b), the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages"), with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to a per annum rate of 0.25% on
(x) the liquidation preference (in the case of Preferred Stock) or (y) the principal amount (in the case of Exchange Debentures), of Transfer Restricted Securities held by such Holder. The amount of Liquidated Damages described in the preceding sentence shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.00% per annum on (x) the liquidation preference (in the case of Preferred Stock) or (y) the principal amount (in the case of Exchange Debentures), constituting Transfer Restricted Securities; provided that the Company shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

      All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of dividends in the Certificate of Designations, on each Dividend Payment Date, as more fully set forth in the Certificate of Designations and the Preferred Stock or, if the Preferred Stock has been exchanged for Exchange Debentures, in the manner provided for the payment of interest in the


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Exchange Indenture, on each Interest Payment Date, as more fully set forth in the Exchange Indenture and the Exchange Debentures. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use all commercially reasonable efforts to effect such exchange and to permit the resale of New Preferred Stock or New Exchange Debentures, as the case may be, by any Broker-Dealer that tendered in the Exchange Offer Preferred Stock or Exchange Debentures, respectively, that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Preferred Stock or, if issued in exchange therefor, Exchange Debentures acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

            (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

            (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Preferred Stock or the New Exchange Debentures, as the case may be, to be issued in the Exchange Offer and (C) it is acquiring the New Preferred Stock or the New Exchange Debentures, as the case may be, in its ordinary course of business. Each Holder using the Exchange Offer to participate in a distribution of the New Preferred Stock or the New Exchange Debentures, as the case may be, hereby acknowledges and agrees that, if the resales are of New Preferred Stock or New Exchange Debentures, as the case may be, obtained by such Holder in exchange for Preferred Stock or Exchange Debentures, respectively, acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991)


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      and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
      Item 507 or 508, as applicable, of Regulation S-K.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the New Preferred Stock or the New Exchange Debentures, as the case may be, to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Preferred Stock or the New Exchange Debentures, as the case may be, in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Preferred Stock or the New Exchange Debentures, as the case may be, received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of
Section 6(c) below and shall use all commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

      (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

            (i) use all commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein
      (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use all commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of facts surrounding any proposed or pending material corporate transaction or other material development involving the Company, the Company may allow the Shelf Registration to fail to be effective or the Prospectus contained therein to be unusable as a result of such nondisclosure


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

      for up to 60 days in any year during the two-year period of effectiveness required by Section 4 hereof.

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) with respect to a Shelf Registration Statement, advise the selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use all commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (v) furnish to the Initial Purchasers and with respect to a Shelf Registration Statement, each selling Holder named in any Registration Statement or Prospectus in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the

      Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

            (vi) with respect to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders may reasonably request;

            (vii) with respect to a Shelf Registration Statement, make available at reasonable times for inspection by the selling Holders participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

            (viii) with respect to a Shelf Registration Statement, if requested by any selling Holders in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (ix) with respect to a Shelf Registration Statement, furnish to each selling Holder in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) with respect to a Shelf Registration Statement, deliver to each selling Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) with respect to a Shelf Registration Statement, upon the request of any selling Holder, enter into such agreements (including, if the Company elects to conduct an underwritten offering, an underwriting agreement on customary terms) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities in connection with any sale or resale pursuant to any applicable Shelf Registration Statement. In such connection, the Company shall:

                  (A) upon the reasonable request of any selling Holder, furnish
            (or in the case of paragraph (2), upon the reasonable request of Holders representing at least 50% of the aggregate liquidation preference or principal amount, as applicable, of Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement, use all commercially reasonable efforts to cause to be furnished) to each selling Holder, upon the effectiveness of the Shelf Registration Statement:

                        (1) a certificate, dated such date, signed on behalf of
                  the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters, to the extent applicable, set forth in paragraphs (a) and (b) of Section 6 of the Purchase Agreement and such other similar matters as the selling Holders may reasonably request; and

                        (2) a customary comfort letter or letters, dated the
                  date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 6(f) of the Purchase Agreement; and

                  (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause
            (xi);

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where the Company is not now so qualified or to take any action that would subject the Company to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where the Company is not now so subject;

            (xiii) issue, upon the request of any Holder of Preferred Stock or Exchange Debentures covered by any Shelf Registration Statement contemplated by this Agreement, New Preferred Stock or New Exchange Debentures, respectively, having an aggregate liquidation preference or an aggregate principal amount, as the case may be, equal to the aggregate liquidation preference of Preferred Stock or aggregate principal amount of Exchange Debentures surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such New Preferred Stock or New Exchange Debentures to be registered in the name of such Holder or in the name of the purchaser(s) of such New Preferred Stock or New Exchange Debentures, as the case may be; in return, the Preferred Stock or Exchange Debentures, as the case may be, held by such Holder shall be surrendered to the Company for cancellation;

            (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

            (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Transfer Agent under the Certificate of Designations or, if the Exchange Debentures have been issued in exchange for the Preferred Stock, the Exchange Trustee under the Exchange Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

            (xvi) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

            (xvii) cause the Exchange Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Exchange Trustee and the Holders to effect such changes to the Exchange Indenture as may be required for such Exchange Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Exchange Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Exchange Indenture to be so qualified in a timely manner; and

            (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15(d) of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(i) or Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in

Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Preferred Stock or New Exchange Debentures to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the New Preferred Stock or New Exchange Debentures on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any comfort letters required by or incident to such performance).

      The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any Person retained by the Company.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (not to exceed $25,000 if such counsel is Latham & Watkins), who shall be Latham & Watkins, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

      (a) The Company agrees to indemnify and hold harmless (i) each Holder and
(ii) each Person, if any, who controls any Holder within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder") from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by such Holder expressly for use therein.

      (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished to the Company by such Indemnified Holder expressly for use in any Registration Statement or any amendment or supplement thereto.

      (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant Section 8(a) or 8(b) hereof, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by a majority of the Indemnified Holders and any such separate firm for the Company, their directors, their officers and such control persons shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

      (d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Holder on the other hand from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Indemnified Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Holders or the Company were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Holder or its related Indemnified Holders be required to contribute any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities plus (B) the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8 are several in proportion to the respective principal amount of the Transfer Restricted Securities held by each Holder hereunder and not joint.

      The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION 9. RULE 144A AND OTHER INFORMATION

      The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to the Initial Purchasers and, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

      The Company hereby agrees with each of the Initial Purchasers, until the Consummation of the Exchange Offer, for a period of three years from the Closing Date, to furnish to the Initial Purchasers (i) copies of all reports or other communications (financial or other) furnished to shareholders of the Company in their capacity as such, (ii) copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or inter-dealer quotation system and (iii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may reasonably request.

SECTION 10. MISCELLANEOUS

      (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

      (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder of Stock, at the address set forth on the records of the Registrar under the Exchange Indenture, with a copy to such Registrar and if to a Holder of Debentures, at the address set forth on the records of the Registrar under the Certificate of Designations, with a copy to such Registrar; and

            (ii) if to the Company, to:

                 Packaging Corporation of America
                 1900 West Field Court
                 Lake Forest, Illinois 60045
                 Telecopier No.: (847) 482-4559
                 Attention:  Chief Financial Officer

                 With a copy to:

                 Kirkland & Ellis
                 200 East Randolph Drive
                 Chicago, Illinois 60601
                 Telecopier No.: (312) 861-2200
                 Attention:  William S. Kirsch, P.C.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent at the address specified in the Certificate of Designations, or, if Exchange Debentures are issued in exchange for Preferred Stock, to the Exchange Trustee at the address specified in the Exchange Indenture.

      Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to the Initial Purchasers in the form attached hereto as Exhibit A.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement, the Certificate of Designations or the Exchange Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

      (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     PACKAGING CORPORATION OF AMERICA

                                     By: /s/ Richard B. West
                                        ------------------------------------
                                        Name: Richard B. West
                                        Title: Chief Financial Officer,
                                               Secretary and Treasurer

J.P. MORGAN SECURITIES INC.
BT ALEX.BROWN INCORPORATED

BY: J.P. MORGAN SECURITIES INC.

BY: /s/ Kenneth A. Lang
   ----------------------------
   Name: Kenneth A. Lang
   Title: Managing Director